Exhibit 99.3

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Hoak Media, LLC and Subsidiaries

December 31, 2013 and 2012

Report of Independent Certified Public Accountants

The Board of Directors

Hoak Media, LLC

We have audited the accompanying consolidated financial statements of Hoak Media, LLC (a Delaware limited liability company) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hoak Media, LLC and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas

February 27, 2014

Hoak Media, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

December 31,

ASSETS	2013	2012

CURRENT ASSETS
Cash	$3,778,402	$3,958,746
Accounts receivable, net of allowance for doubtful accounts of $288,516 and $281,617 as of December 31, 2013 and 2012, respectively	14,938,806	13,203,212
Prepaid expenses and other current assets	440,173	455,515
Income tax receivable	8,112	7,072
Deferred income taxes, net	19,417	20,013
Assets of discontinued operations	1,331,478	1,144,732

Total current assets	20,516,388	18,789,290

PROPERTY AND EQUIPMENT, at cost
Land	3,259,972	3,259,972
Buildings and improvements	10,966,461	10,930,007
Towers	12,287,084	12,271,066
Transmitters and antennas	18,776,438	22,884,293
Broadcast equipment	30,672,148	33,159,533
Other	5,168,169	4,976,014
	81,130,272	87,480,885
Accumulated depreciation	(53,202,042)	(56,428,376)

PROPERTY AND EQUIPMENT, net	27,928,230	31,052,509

INTANGIBLE ASSETS, net	116,412,583	116,733,266

GOODWILL	37,826,986	37,826,986

ASSETS OF DISCONTINUED OPERATIONS	3,835,380	3,835,380

OTHER NONCURRENT ASSETS, net	2,386,638	1,991,714

Total assets	$208,906,205	$210,229,145

The accompanying notes are an integral part of these consolidated financial statements.

Hoak Media, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS - CONTINUED

December 31,

LIABILITIES AND MEMBERS’ EQUITY	2013	2012

CURRENT LIABILITIES
Accounts payable	$839,420	$1,650,095
Accrued liabilities	5,104,692	3,635,299
Deferred revenue	811,752	885,762
Current portion of notes payable	13,000,000	12,800,000
Accrued interest	121,674	78,238
Liabilities of discontinued operations	2,064,620	1,748,023

Total current liabilities	21,942,158	20,797,417

NOTES PAYABLE, net of current portion	136,946,294	90,145,888

DEFERRED INCOME TAXES, net	15,011,373	14,692,450

LIABILITIES OF DISCONTINUED OPERATIONS	6,379,321	6,879,321

Total liabilities	180,279,146	132,515,076

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Members’ interests	35,539,054	85,296,629
Noncontrolling interest	(6,911,995)	(7,582,560)

Total members’ equity	28,627,059	77,714,069

Total liabilities and members’ equity	$208,906,205	$210,229,145

The accompanying notes are an integral part of these consolidated financial statements.

Hoak Media, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31,

	2013	2012

Gross revenue
Local and regional advertising	$51,281,034	$49,707,815
National advertising	15,164,410	13,907,865
Political advertising	1,512,267	17,992,480
Barter and other revenue	24,664,855	19,372,474

Gross revenue	92,622,566	100,980,634

Commissions
Agency commissions	7,469,916	9,603,254
National representative commissions	856,564	1,569,481

Total commissions	8,326,480	11,172,735

Net revenue	84,296,086	89,807,899

Operating expenses
Program and production	11,479,574	9,082,462
News	8,826,209	8,644,507
Technical	3,421,934	3,319,641
Sales and promotion	8,150,816	8,011,695
General and administrative	12,910,515	12,784,825
Depreciation and amortization	5,922,190	6,525,938
Barter and other operating expenses	2,999,512	2,889,312

Total operating expenses	53,710,750	51,258,380

Operating income	30,585,336	38,549,519

Interest expense, net	(6,048,755)	(4,021,680)

Other (expense) income, net	(92,570)	49,220

Income from continuing operations before income taxes	24,444,011	34,577,059

Income tax expense	(2,133,479)	(1,973,137)

Income from continuing operations	22,310,532	32,603,922

Income from discontinued operations	367,417	131,017

Net income	22,677,949	32,734,939

Less: Net income (loss) attributable to noncontrolling interest	670,565	(414,551)

Net income attributable to Hoak Media, LLC	$22,007,384	$33,149,490

The accompanying notes are an integral part of these consolidated financial statements.

Hoak Media, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Hoak Media, LLC Members’ Interests		Noncontrolling
	Units	Amount	Interest	Total

Balance at January 1, 2012	114,276,145	$135,758,033	$(7,168,009)	$128,590,024

Contributions	800,000	800,000	-	800,000
Noncash compensation	-	715,668	-	715,668
Distributions	-	(85,126,562)	-	(85,126,562)
Net income	-	33,149,490	(414,551)	32,734,939

Balance at December 31, 2012	115,076,145	85,296,629	(7,582,560)	77,714,069

Contributions	25,000	25,000	-	25,000
Noncash compensation	-	738,919	-	738,919
Distributions	-	(72,528,878)	-	(72,528,878)
Net income	-	22,007,384	670,565	22,677,949

Balance at December 31, 2013	115,101,145	$35,539,054	$(6,911,995)	$28,627,059

The accompanying notes are an integral part of these consolidated financial statements.

Hoak Media, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,

	2013	2012

Cash flows from operating activities
Net income	$22,677,949	$32,734,939
Net income from discontinued operations	(367,417)	(131,017)

Net income from continuing operations	22,310,532	32,603,922

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,922,190	6,525,938
Bad debt expense	75,868	64,810
(Excess) deficit of barter revenue over barter expense	(112,323)	10,817
Noncash compensation	738,919	715,668
Loss (gain) on sale of assets	92,569	(49,359)
Amortization of deferred financing costs	559,692	291,603
Deferred income taxes	319,519	641,857
Net changes in current assets and liabilities
Accounts receivable, net	(1,719,290)	(1,029,385)
Prepaid expenses and other current assets	15,342	31,680
Income tax receivable	(1,040)	71,840
Accounts payable	(737,088)	829,487
Accrued liabilities	1,512,829	852,637
Deferred revenue	(74,010)	11,327

Net cash provided by operating activities, continuing operations	28,903,709	41,572,842
Net cash provided by (used in) operating activities, discontinued operations	58,225	(312)

Net cash provided by operating activities	28,961,934	41,572,530

Cash flows from investing activities
Additions to property and equipment	(2,649,012)	(2,722,553)
Proceeds from sale of assets	23,047	54,851

Net cash used in investing activities, continuing operations	(2,625,965)	(2,667,702)
Net cash provided by investing activities, discontinued operations	-	-

Net cash used in investing activities	(2,625,965)	(2,667,702)

The accompanying notes are an integral part of these consolidated financial statements.

Hoak Media, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

Years ended December 31,

	2013	2012

Cash flows from financing activities
Contributions	$25,000	$800,000
Distributions	(72,528,878)	(85,126,562)
Proceeds from note payable	66,081,168	79,383,852
Deferred financing costs	(954,616)	(2,199,231)
Repayment of note payable	(19,080,762)	(30,180,315)

Net cash used in financing activities, continuing operations	(26,458,088)	(37,322,256)

Net cash provided by financing activities, discontinued operations	-	-

Net cash used in financing activities	(26,458,088)	(37,322,256)

Net (decrease) increase in cash	(122,119)	1,582,572

Cash at beginning of year, continuing and discontinued operations	4,107,980	2,525,408

Cash at end of year, continuing operations	$3,778,402	$3,958,746

Cash at end of year, discontinued operations	$207,459	$149,234

Supplemental cash flow information
Interest paid	$5,445,690	$3,745,674

Taxes paid	$1,815,000	$1,260,000

The accompanying notes are an integral part of these consolidated financial statements.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 1 - DESCRIPTION OF BUSINESS

Hoak Media, LLC (Hoak) is a Delaware limited liability company established in July 2003. At December 31, 2013, Hoak was owned primarily by James M. Hoak, Centennial Hoak Media, Inc., Columbia Capital and affiliates, Morgan Stanley and affiliates, and Blue Sage Capital. Hoak shall continue in existence until all or substantially all of its assets are sold or a decision to dissolve is made by members owning at least 50.1% of the outstanding units. Under the terms of the limited liability company agreement, profits and losses are allocated in accordance with respective ownership percentages. The members shall not be obligated personally for debts, obligations and liabilities of Hoak. Cash distributions are allocated in accordance with the requirements for the allocation of profit. Hoak owns and operates the following television stations:

Call Letters	Network Affiliation	Community Served	Hoak Operating Entity

KREX-TV	CBS	Grand Junction, CO	Hoak Media of Colorado, LLC
KREY-TV	CBS	Montrose, CO	Hoak Media of Colorado, LLC
KREG-TV	CBS	Glenwood Springs/
		Aspen, CO	Hoak Media of Colorado, LLC
KGJT-LPTV	MyNetworkTV	Grand Junction, CO	Hoak Media of Colorado, LLC
KHAS-TV	NBC	Hastings, NE	Hoak Media of Nebraska, LLC
NHAS-DT	CoziTV	Hastings, NE	Hoak Media of Nebraska, LLC
KNOP-TV	NBC	North Platte, NE	Hoak Media of Nebraska, LLC
KIIT-LPTV	FOX	North Platte, NE	Hoak Media of Nebraska, LLC
KAUZ-TV	CBS	Wichita Falls, TX	Hoak Media of Wichita Falls, L.P.
NAUZ-DT	CW	Wichita Falls, TX	Hoak Media of Wichita Falls, L.P.
KFYR-TV	NBC	Bismarck, ND	Hoak Media of Dakota, LLC
KMOT-TV	NBC	Minot, ND	Hoak Media of Dakota, LLC
KUMV-TV	NBC	Williston, ND	Hoak Media of Dakota, LLC
KQCD-TV	NBC	Dickinson, ND	Hoak Media of Dakota, LLC
NFYR-DT	MeTV	Bismarck, ND	Hoak Media of Dakota, LLC
KVLY-TV	NBC	Fargo, ND	Hoak Media of Dakota, LLC
MVLY-DT	MeTV	Fargo, ND	Hoak Media of Dakota, LLC
KSFY-TV	ABC	Sioux Falls, SD	Hoak Media of Dakota, LLC
KPRY-TV	ABC	Pierre, SD	Hoak Media of Dakota, LLC
NSFY-DT	CW	Sioux Falls, SD	Hoak Media of Dakota, LLC
KABY-TV	ABC	Aberdeen, SD	Hoak Media of Dakota, LLC
KNOE-TV	CBS	Monroe, LA	Noe Corp, L.L.C.
NNOE-DT	CW	Monroe, LA	Noe Corp, L.L.C.
KALB-TV	NBC	Alexandria, LA	Hoak Media of Alexandria, LLC
NALB-DT	CBS	Alexandria, LA	Hoak Media of Alexandria, LLC
WMBB-TV	ABC	Panama City, FL	Hoak Media of Panama City, LLC
NMBB-DT	ThisTV	Panama City, FL	Hoak Media of Panama City, LLC

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 1 - DESCRIPTION OF BUSINESS - Continued

Hoak also operates KFQX-TV, a FOX affiliate in Grand Junction, Colorado, through a Local Marketing Agreement (“LMA”) with Parker Broadcasting, Inc. (“Parker”) and operates KXJB-TV, a CBS affiliate in Fargo, North Dakota, and KAQY-TV, an ABC affiliate in Monroe, Louisiana, through various operating agreements with Parker.

Effective August 1, 2009, Texhoma Broadcasting LLC began operating KAUZ-TV and NAUZ-DT (see Note 4).

Parker was formed in March 2004 with an initial capitalization of $10 by an unrelated party for the purpose of purchasing television stations which would be operated by Hoak. Hoak guaranteed the loan by which Parker purchased both stations. The purchase of KFQX-TV by Parker was consummated in February 2005. Concurrently, Parker granted Hoak the right to purchase KFQX-TV for $200,000, if and when the Federal Communication Commission (“FCC”) approves such purchase, and entered into an LMA with Hoak for the operation of the station for a monthly payment less certain expenses (primarily payroll, equipment leases, insurance, and maintenance) paid by Hoak on behalf of Parker. The purchase of KXJB-TV by Parker was consummated in January 2007. The purchase of KAQY-TV by Parker was consummated in October 2008. Parker granted Hoak the right to purchase KXJB-TV and KAQY-TV as part of Put and Call Option Agreements between Hoak and Parker and entered into various operating agreements with Hoak for the operation of the stations. These agreements include a Shared Services Agreement and an Advertising Representation Agreement (“Operating Agreements”) whereby Hoak receives monthly payments from Parker for operating the stations. Hoak pays Parker a management fee of $1,000 per month per station associated with the KFQX-TV, KXJB-TV and KAQY-TV agreements. Hoak’s net combined payments to Parker totaled $36,000 in both 2013 and 2012 and are estimated to be $36,000 per year for the remainder of the agreements. At December 31, 2013, Parker has no other operations. The equity of Parker and the results of operations for Parker are shown separately in the consolidated financial statements as noncontrolling interest. The consolidation of Parker represented approximately $11.2 million and $11.4 million of the total assets of the Company, as defined in Note 2, as of December 31, 2013 and 2012, respectively, and approximately $18.1 million and $19.0 million of the total liabilities of the Company as of December 31, 2013 and 2012, respectively. See Note 2.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of Hoak and its wholly owned subsidiaries and the accounts of Parker (collectively, the “Company”). All intercompany accounts and transactions have been eliminated.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Parker’s equity investment of $10 is not sufficient to finance its operations and pay its note payable. Hoak, through its guarantee of the note payable, has the obligation to absorb losses or fund the cash requirements of Parker. In addition, Hoak has the right to receive expected residual equity returns of Parker due to the purchase options for KFQX-TV, KXJB-TV and KAQY-TV. As a result, Parker is considered to be a variable interest entity under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation, requiring consolidation of Parker with Hoak.

Cash

The Company maintains cash with various domestic financial institutions. From time to time, the Company’s cash balances with its financial institutions may exceed FDIC insurance limits. Management has not experienced any losses in such accounts.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the original sales price to the customer. The Company maintains an allowance for doubtful accounts to reflect estimated losses resulting from the inability of customers to make required payments. On an ongoing basis, the collectability of accounts receivable is assessed based upon historical collection trends and current economic factors. The Company evaluates the collectability of specific accounts using a combination of factors, including the age of the outstanding balances, evaluation of customers’ current and past financial condition, recent payment history, current economic environment, and discussions with appropriate Company personnel and with the customers directly. Accounts are written off when it is determined the receivable will not be collected.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally as follows:

	Years

Buildings and improvements		40
Towers		15
Transmitters and antennas		7
Broadcast equipment	2.5	to	5
Other	2.5	to	5

Depreciation expense totaled $5,601,507 and $6,057,464 for the years ended December 31, 2013 and 2012, respectively.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Intangible Assets

Intangible assets consist primarily of broadcast licenses, goodwill, acquired advertising base and network affiliation agreements. The Company’s intangible assets result from its significant business acquisitions. In connection with these acquisitions, the Company obtained appraisals of the significant assets purchased. The excess of the purchase price over the fair value of the assets acquired was recorded as goodwill. The network affiliation agreements are amortized over the expected remaining terms of the respective agreements. Amounts related to acquired advertising base are amortized over a ten-year period based on the estimated declining revenues from the advertisers existing at the date of acquisition.

The broadcast licenses are considered to have indefinite lives and are not amortized, but are tested for impairment annually or whenever events or changes in circumstances indicate impairment might exist, based on estimated discounted cash flows on an individual market basis. The Company concluded that no impairment of broadcast licenses existed at December 31, 2013 and 2012.

The Company tests the impairment of goodwill annually or whenever events or changes in circumstances indicate impairment might exist. The first step of the impairment test involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. Impairment losses, if any, will be reflected in operating income or loss in the statement of operations for the period in which such losses are realized. The Company completed tests for impairment of goodwill at December 31, 2013 and 2012. The Company determined its fair value based on a discounted cash flow approach using a discount rate determined by management to be commensurate with the risk inherent in the Company. The Company concluded that no impairment of goodwill existed at December 31, 2013 and 2012.

Long-Lived Assets

The Company reviews long-lived assets and definite lived intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows without interest costs expected to be generated by the asset. If the carrying value of the assets exceed the expected future cash flows, impairment exists and is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets not in use and to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Considerable management judgment is necessary to estimate cash flows and expected fair values. Accordingly, it is reasonably possible that actual results could vary significantly from such estimates. The Company concluded that no impairment of long-lived assets existed at December 31, 2013 and 2012.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Program Rights

Program rights and the corresponding contractual obligations are recorded when the license period begins and the programs are available for use. The rights to broadcast syndicated programs are stated at the lower of amortized cost or net realizable value. Such rights are amortized over the life of the related contract period.

Accrued Expenses

Accrued expenses consist primarily of payroll expenses and a medical accrual. The Company is partially self-insured for medical insurance and accrues for costs related to medical claims. Total accrued claims are included in accrued expenses and represent all such reserves and the Company’s estimate for incidents that may have been incurred but not reported as of the balance sheet date. Management believes that any additional costs incurred over amounts accrued will not have a material adverse effect on the Company’s financial position or results of operations; however, actual amounts could differ.

Revenue Recognition

The Company’s principal source of revenue is local, regional, and national advertising. Revenues are recorded, net of agency and national representative commissions, when the advertising is broadcast. The Company receives compensation from cable and satellite television companies for the rights to carry its signals in their pay television services to consumers. These retransmission consent fees amounted to $16,881,391 and $12,538,405 in 2013 and 2012, respectively, and are recorded in barter and other revenue in the period the services are provided.

Barter Agreements

The Company accounts for barter transactions at the fair value of the goods or services received from customers. The Company records barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. The Company accounts for barter programs at fair value based on a calculation using the actual cash advertisements it sells within barter programs. The Company records barter program revenue and expense when the barter program is aired. Barter revenue or expense related to network programs is not recorded. Revenue and expense related to barter arrangements totaled approximately $3,076,000 and $2,964,000, respectively, in 2013, and $2,842,000 and $2,853,000, respectively, in 2012. Expense related to property and equipment received in barter transactions is included in depreciation and amortization expense as the related assets are depreciated.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

Hoak and its subsidiaries other than Noe Corp are treated as partnerships for federal income tax purposes. Noe Corp is treated as a corporation for federal income tax purposes. Parker is a C corporation under federal tax law and is a tax-paying entity. Thus, federal income taxes are only payable by, and provided by, Noe Corp and Parker. Hoak’s earnings or losses generated outside of Noe Corp and Parker are included in the separate individual federal income tax returns of the members. A portion of the earnings or losses and/or the net worth of certain of the subsidiaries or divisions of Hoak are subject to state income or franchise taxes. Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

Uncertain Tax Positions

The Company recognizes the financial statement benefit of a tax position only after determining the relevant tax authority would more likely than not sustain the position following an audit. Tax positions are evaluated in a two-step process. The Company first determines whether it is more-likely-than-not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not threshold, it is then measured to determine the amount of expense to record in the financial statements. The tax position is measured as the largest amount of expense that is greater than 50 percent likely to be realized upon ultimate settlement. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense.

The Company applied the standard to all positions for which the statute of limitations remained open. As a result of the implementation, the Company had no unrecognized tax benefits, recognized no interest and penalties and had no interest and penalties accrued related to unrecognized tax benefits for 2013 and 2012.

Use of Estimates

The preparation of consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include valuation allowances for receivables, impairment of long-lived assets, and valuation of broadcast licenses and other intangible assets. Actual results could differ from those estimates.

Stock-Based Compensation

Compensation expense relating to share-based payments is recognized in net income using a fair-value measurement method. The Company uses the straight-line attribution method of recognizing compensation expense over the vesting period. The fair value of each new stock option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model. The Company recorded $738,919 and $715,668 of noncash compensation expense in 2013 and 2012, respectively.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The Company measured financial assets and liabilities that are not otherwise measured at fair value at historical cost which resulted in no change to the Company’s consolidated financial position, results of operations or cash flows.

Certain financial instruments, including cash, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. The carrying value of long-term debt and the revolving credit facility approximates fair value due to the variable interest rates associated with these financial instruments.

Noncontrolling Interest

ASC Topic 810-10-65 requires that noncontrolling interests be reported as a component of equity; net income attributable to the parent and the noncontrolling interest be separately identified in the consolidated results of operations; changes in a parent’s ownership interest be treated as equity transactions if control is maintained; and, upon a loss of control, any gain or loss on the interest be recognized in the consolidated results of operations. The provisions of ASC Topic 810-10-65 are reflected in the accompanying consolidated financial statements in the presentation of noncontrolling interest related to Parker.

NOTE 3 - RELATED-PARTY TRANSACTIONS

There were no related party transactions for the years ended December 31, 2013 and 2012.

NOTE 4 - ACQUISITIONS AND DISPOSITIONS

On July 31, 2009, Hoak sold certain assets of KAUZ-TV, a CBS affiliate, and NAUZ-DT a CW affiliate, operating in the Wichita Falls/Lawton market to Texhoma Broadcasting, LLC (“Texhoma”) for $10 million in cash and a promissory note from Texhoma to Hoak of $500,000. Hoak granted Texhoma the right to purchase the broadcast license as part of a Put and Call Option agreement (the “KAUZ Option Agreement”) and entered into operating agreements with Texhoma for the operation of the station, which expires in July 2014. The promissory note is due and payable on the date of the closing of the sale and acquisition of the broadcast license of KAUZ-TV per the KAUZ Option Agreement. The promissory note bears interest at a rate of 10% per annum, which is payable monthly in arrears. The purchase price of the broadcast license under the KAUZ Option Agreement is the greater of $500,000 or six times the station’s cash flow, as defined, during the year ending immediately prior to the date the exercise notice is given. The consolidated financial statements reflect the operations, assets and liabilities of KAUZ-TV and NAUZ-DT as discontinued operations for all periods presented. As a result of this transaction, the Company recorded a deferred gain of $6,379,321 in the liabilities of discontinued operations on the consolidated balance sheets.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 4 - ACQUISITIONS AND DISPOSITIONS - Continued

On November 20, 2013, Hoak and Parker entered into agreements to sell all television stations, excluding the KAUZ-TV broadcast license, to Gray Television, Inc. (“Gray”) and Excalibur Broadcasting, LLC (“Excalibur”), respectively, for a total of $335,000,000 plus up to $10,000,000 for working capital. This transaction is pending regulatory approval and is expected to close in the second quarter of 2014.

NOTE 5 - INTANGIBLE ASSETS

The following table sets forth information regarding intangible assets:

		December 31, 2013
	Estimated remaining useful life (years)	Cost	Accumulated amortization/ impairment	Net book value
Amortizable:
Network affiliation agreements	0.0	$3,439,350	$(3,439,350)	$-
Advertising base	2.8	6,642,694	(5,970,194)	672,500
Other intangibles	8.7	1,816,494	(1,150,762)	665,732

Total amortizable		11,898,538	(10,560,306)	1,338,232

Nonamortizable:
Broadcast licenses		115,504,449	(430,098)	115,074,351
Goodwill		37,826,986	-	37,826,986

Total nonamortizable		153,331,435	(430,098)	152,901,337

Total		$165,229,973	$(10,990,404)	$154,239,569

		December 31, 2012
	Estimated remaining useful life (years)	Cost	Accumulated amortization/ impairment	Net book value
Amortizable:
Network affiliation agreements	0.1	$3,439,350	$(3,408,040)	$31,310
Advertising base	3.5	6,642,694	(5,740,714)	901,980
Other intangibles	9.2	1,816,494	(1,090,869)	725,625

Total amortizable		11,898,538	(10,239,623)	1,658,915

Nonamortizable:
Broadcast licenses		115,504,449	(430,098)	115,074,351
Goodwill		37,826,986	-	37,826,986

Total nonamortizable		153,331,435	(430,098)	152,901,337

Total		$165,229,973	$(10,669,721)	$154,560,252

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 5 - INTANGIBLE ASSETS - Continued

Amortization expense totaled $320,683 and $468,474 for the years ended December 2013 and 2012, respectively. Estimated future amortization expense of the amortizable intangible assets for the five succeeding years and thereafter is as follows:

For the year ending December 31:
2014	$228,966
2015	277,074
2016	141,666
2017	94,451
2018	85,752
Thereafter	510,323

Total	$1,338,232

NOTE 6 - NOTES PAYABLE

On January 3, 2007, the Company entered into a credit agreement with a syndicate of financial institutions led by General Electric Capital Corporation (“GE Facility”). The GE Facility provided for a Term Loan in the amount of $62,924,031. The proceeds from the GE Facility were used to consummate the acquisition of the Dakota stations.

On May 18, 2012, the Company amended and restated the GE Facility and provided for a Term Loan in the amount of $128,000,000. The proceeds from the GE Facility were used to fund a dividend to holders of limited liability company units and holders of options for the purpose of acquiring units. On June 5, 2013, the Company again amended and restated the GE Facility increasing the Term Loan to $164,000,000. The proceeds from the amended GE Facility were used to fund a dividend to holders of limited liability company units and holders of options for the purpose of acquiring units. The amended and restated GE Facility has a term of five years, expiring on June 5, 2018, is collateralized by all assets of the Company and provides for maximum Revolver advances, as defined, of $4,000,000. There were no outstanding borrowings on the Revolver at December 31, 2013 and 2012.

The Company may designate borrowings as Base Rate or LIBOR borrowings. Interest on Base Rate borrowings is computed at the prime rate, as defined, plus a margin (2.00% to 3.00% for Revolver advances and Term Loan, depending upon earnings before interest, taxes, depreciation and amortization leverage (EBITDA Leverage), as defined). Interest on LIBOR borrowings is computed at LIBOR plus a margin (3.00% to 4.00% for Revolver advances and Term Loan, depending upon EBITDA Leverage). At December 31, 2013 and 2012, the rate on Base Rate borrowings was 6.25% and 5.75%, respectively, and the rate on LIBOR borrowings was 4.17% and 3.71%, respectively. As of December 31, 2013, the Company has designated all of its borrowings as LIBOR borrowings.

The amended and restated GE Facility requires the Company to maintain a minimum fixed charge coverage ratio, as defined, and a maximum leverage ratio, as defined, measured on a quarter-end basis. The Company was in compliance with all covenants at December 31, 2013 and December 31, 2012.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 6 - NOTES PAYABLE - Continued

The Company is required to make minimum quarterly principal payments in the amount of $3,250,000. The Company is also required to prepay the amount due on the GE Facility to the extent of 50% of excess cash flow, as defined, for each fiscal year. Total principal payments for the years ended December 31, 2013 and 2012 were approximately $19.1 million and $30.2 million, respectively.

Minimum principal payments on the GE Facility subsequent to 2013 are estimated to be as follows:

Years ending December 31:

2014	$13,000,000
2015	13,000,000
2016	13,000,000
2017	13,000,000
2018	97,946,294

Total	$149,946,294

NOTE 7 - INCOME TAXES

Income tax expense consists of the following for the years ended December 31, 2013 and 2012:

	2013	2012

Current:
Federal	$1,654,006	$1,110,150
State	159,954	221,130

Total current	$1,813,960	$1,331,280

Deferred:
Federal	$319,519	$641,857

Total	$2,133,479	$1,973,137

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 7 - INCOME TAXES - Continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2013 and 2012, are presented below:

	2013	2012

Deferred tax assets:
Accounts receivable	$19,417	$20,013
Deferred financing costs	-	26,363

Total deferred tax assets	$19,417	$46,376

Deferred tax liabilities:
Operating agreement receivable	$(2,586,790)	$(2,029,950)
Property and equipment	(1,637,497)	(1,886,696)
Intangible assets	(10,787,086)	(10,802,167)

Total deferred tax liabilities	(15,011,373)	(14,718,813)

Deferred tax liability, net	$(14,991,956)	$(14,672,437)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the periods in which those temporary differences become deductible. The Company currently expects to realize its deferred tax assets.

As of December 31, 2013, the Company’s open tax years for Federal purposes extend back to 2010. For state purposes, the open tax years extend back to 2009.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Program Rights

As of December 31, 2013 and 2012, the Company recorded a current asset and current liability of $26,059 and $23,459, respectively, representing program rights and liabilities for programs whose license period had begun and which were available for use.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 8 - COMMITMENTS AND CONTINGENCIES - Continued

As of December 31, 2013, the Company is committed, subject to availability, to license broadcasting rights for various programming not yet available for use as follows:

Years ending December 31:
2014	$1,855,141
2015	1,517,527
2016	951,298
2017	199,204
2018	6,084

The obligations will be reflected in the consolidated financial statements when the license period begins and the programs are available for use.

Operating Leases

As of December 31, 2013, the Company has operating leases for various facilities with minimum payments due as follows:

Years ending December 31:
2014	$441,586
2015	269,629
2016	162,173
2017	47,499
2018	38,762
Thereafter	468,993

Total rent expense under these agreements was $541,483 and $518,900 for 2013 and 2012, respectively.

Litigation

From time to time, the Company is a party to legal proceedings arising in the ordinary course of business. Those proceedings, if any, are not expected to have a material adverse effect on the Company’s consolidated financial statements.

NOTE 9 - RISKS AND CONCENTRATIONS

The industry in which the Company operates is highly competitive and rapidly changing. Significant technological changes, changes in customer demands, or the emergence of competitive products with new capabilities or technologies could adversely affect operating results. The Company’s revenues are derived primarily from local, regional, and national spot advertising. As a result of this revenue concentration, the Company’s business could be harmed by a decline in demand for, or in the prices of, advertising or as a result of, among other factors, a change in the pricing model, increased price competition, or a failure of the Company to keep up with technological change.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 9 - RISKS AND CONCENTRATIONS - Continued

Financial instruments subjecting the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company’s customers are concentrated in the United States. The Company performs ongoing credit evaluations, generally does not require collateral, and has established an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends, and other information.

NOTE 10 - MEMBERS’ EQUITY

Unit Incentive Plan

Hoak’s 2003 Unit Incentive Plan (the “Plan”) permits the grant of units of members’ interests or options to purchase units of members’ interests to employees or consultants of Hoak and its affiliates. Units that may be issued pursuant to the Plan shall not exceed 10% of all members’ interests at the time outstanding on a fully diluted basis. The options vest and become exercisable 20% annually beginning at the first anniversary of the grant date. The options have a ten-year life. In the event of a change in control, as defined, each outstanding option becomes immediately vested and exercisable. Hoak has the option, upon termination of employment, to repurchase vested options for an amount equal to the fair value of the underlying units less the exercise price. If not purchased upon termination, unexercised vested options expire.

The following represents activity in the Plan for 2013 and 2012:

	Number of Units	Exercise Price	Weighted- Average Remaining Contractual Term

Outstanding at January 1, 2012	11,355,000	$1.05	5.3
Granted	2,535,000	1.42
Exercised	(800,000)	1.00

Outstanding at December 31, 2012	13,090,000	$1.11	5.6
Exercised	(25,000)	1.00

Outstanding at December 31, 2013	13,065,000	$1.11	4.6

The weighted-average fair value of the 2012 option grants was $0.70 per share. The value of the 2012 option grants was estimated at the dates of grant with the following assumptions: dividend yield of 0%; expected volatility of 40%, risk-free interest rate of 0.72% and an expected life of five years. The volatility assumptions used in the Black-Scholes-Merton formula are based on the volatility of a sample of public companies within the same industry segment as Hoak.

Hoak Media, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE 10 - MEMBERS’ EQUITY - Continued

As of December 31, 2013 and 2012, there was $1,565,677 and $2,304,596, respectively, of unrecognized compensation cost related to the unvested portion of options granted under the Plan. That cost was expected to be recognized over a weighted-average period of 3.8 years and 4.2 years at December 31, 2013 and 2012, respectively.

As of December 31, 2013 and 2012, 10,837,085 and 9,791,072 options, respectively, were vested, 25,000 were exercised on November 4, 2013, and 800,000 were exercised on December 31, 2012. The weighted-average remaining contractual term of exercisable options at December 31, 2013 and 2012, was 3.7 years and 4.4 years, respectively. At December 31, 2013 and 2012, there were 2,314,938 and 2,289,938 options available for grant under the Plan, respectively. The total fair value and number of shares vested during 2013 was $738,919 and 1,069,000, respectively, and during 2012 was $715,668 and 1,799,150, respectively.

NOTE 11 - 401(k) PLAN

The Company has a 401(k) plan, under which employees who have completed six months of service may voluntarily contribute up to the maximum dollar limit set by law. The Company provided for discretionary matching contributions of 50% of the amount contributed by the employee up to the first 6% of the employee’s annual compensation. The matching contributions vest at 20% for each year of completed service and become 100% vested after five years of employment. The Company made contributions of approximately $287,000 and $274,000 during the years ended December 31, 2013 and 2012, respectively.

Note 12 - subsequent events

The Company has evaluated events that occurred between December 31, 2013 and February 27, 2014 (the date these financial statements were available to be issued) to determine whether any of these events required recognition or disclosure in these financial statements. On February 12, 2014, Texhoma exercised the call option to purchase all of the Company’s right, title and interest in the KAUZ-TV broadcast license for $500,000. This transaction is pending regulatory approval and is expected to close in the second quarter of 2014. No other such events took place, other than those noted in Note 4.